Exhibit 10.1

AMENDMENT NO. 5 AND JOINDER

TO

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 5 and Joinder (this “Amendment”), effective as of September 21, 2020, is made to that certain Second Amended and Restated Investors’ Rights Agreement, dated as of October 8, 2010, by and among American Well Corporation, a Delaware corporation (the “Company”), the Investors and the Common Holders, as amended by Amendment No. 1, dated as of November 21, 2016, Amendment No. 2, dated as of May 29, 2018, Amendment No. 3, dated as of July 19, 2019 and Amendment No. 4, dated as of July 23, 2020 (as amended, the “Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Agreement.

WHEREAS, in connection with the Company’s initial public offering, the Company and Google LLC, a Delaware limited liability company (“Google”), entered into that certain Stock Purchase Agreement, dated as of August 22, 2020 (the “Stock Purchase Agreement”), and it is a condition to the closing of the issuance and sale of the shares of Class C Common Stock, par value $0.01 per share (the “Class C Common Stock”), by the Company to Google pursuant to the Stock Purchase Agreement that Google be joined as a party to the Agreement and that the Agreement be amended as set forth in this Amendment;

WHEREAS, pursuant to Sections 2.13 and 8.1 of the Agreement, Google may only be joined as a party to the Agreement with the prior written consent of the Holders holding a majority of Registrable Securities (the “Requisite Holders”) and the Agreement may only be amended by a written instrument executed by the Company and the Requisite Holders; and

WHEREAS, the Company and the Requisite Holders hereby consent to join Google as a party to the Agreement and to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all of the parties hereto mutually agree as follows:

1.       Joinder.

(a)      By execution of this Amendment, Google hereby agrees to and does become party to the Agreement as a Holder and, in its capacity as a Holder, agrees to be bound by the terms, conditions and agreements contained in the Agreement. This Amendment shall serve as a counterpart signature page to the Agreement and, by executing this Amendment, Google is deemed to have executed the Agreement with the same force and effect as if originally named a party thereto.

(b)      By execution hereof, the Company and the Requisite Holders hereby (i) accept the agreement of Google to be bound by the Agreement, (ii) covenant and agree that the Agreement is hereby amended to include Google as a party thereto in its capacity as a Holder and (iii) agree that Google shall have all rights provided to a Holder under the Agreement.

2.       Amendment. As of the effective date of this Amendment, the Agreement shall be amended as follows:

(a)      Section 1.1(c) is hereby amended to insert “, and any other capital stock of the Company into which the Common Stock is reclassified or reconstituted; provided that Common Stock shall not include Class B Common Stock, par value $.01 per share, of the Company or Class C Common Stock, par value $.01 per share, of the Company” following “Company” such that Section 1.1(c) reads as follows:

“(c) “Common Stock” shall mean the Common Stock, par value $.01 per share of the Company, and any other capital stock of the Company into which the Common Stock is reclassified or reconstituted; provided that Common Stock shall not include Class B Common Stock, par value $.01 per share, of the Company or Class C Common Stock, par value $.01 per share, of the Company.”

(b)      Section 1.1(f) is hereby amended to insert “or extended by joinder or amendment to this Agreement in accordance with Sections 2.13 and 8.1 of this Agreement” at the end of clause (ii) between “Agreement” and “, and” such that the full clause (ii) of Section 1.1(f) reads as follows:

“(ii) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement or extended by joinder or amendment to this Agreement in accordance with Sections 2.13 and 8.1 of this Agreement, and”

(c)      Section 1.1(q) is hereby amended and restated in its entirety to read as follows:

“(q) “Registrable Securities” shall mean (i) shares of Common Stock issuable or issued pursuant to the conversion of the Shares, exercise of the Warrant, or conversion of shares of Class C Common Stock; and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.”

(d)      The last sentence of Section 2.8(ii) is hereby amended to insert “a detailed description of the manner and circumstances of the proposed disposition,” between “require” and “opinion” and to insert “, solely with respect to opinions of counsel,” between “except” and “in”, such that the full sentence reads as follows:

“It is agreed that the Company will not require a detailed description of the manner and circumstances of the proposed disposition, opinions of counsel or “no action” letters for transactions made pursuant to Rule 144, except, solely with respect to opinions of counsel, in unusual circumstances.”

(e)      Section 8.1 is hereby amended to add the following sentence at the end thereof:

“Notwithstanding any other term or provision of this Agreement, for so long as Google LLC is a Holder, this Agreement may not be amended, waived, modified, supplemented, discharged or terminated in any manner that would adversely and disproportionately affect Google LLC’s rights without the prior written consent of Google LLC.”

2.       No Other Modifications. Section 8 of the Agreement is hereby incorporated into this Amendment, mutatis mutandis. Except as modified and amended herein, all other terms and provisions of the Agreement will not be amended and will remain in full force and effect.

3.       Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, such as www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

AMERICAN WELL CORPORATION

By:	/s/ Bradford Gay
	Name:	Bradford Gay
	Title:	Senior Vice President, General Counsel

[Signature Page to Amendment No. 5 and Joinder]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

GOOGLE LLC

By:	/s/ Kenneth Yi
	Name:	Kenneth Yi
	Title:	Assistant Secretary

[Signature Page to Amendment No. 5 and Joinder]